UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 22, 2023

Commission File Number: 0-29923

Orbital Infrastructure Group, Inc.
(Exact Name of registrant as specified in Its Charter)

Texas	84-1463284 (I.R.S. Employer Identification No.)	84-1463284
(State or jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)

5444 Westheimer Road, Suite 1650 Houston, Texas 77056		77056
(Address of Principal Executive Offices)		(zip code)

(832) 467-1420
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OIG	Nasdaq Capital Market

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on January 23, 2023, Orbital Infrastructure Group, Inc. (the “Company”) received a delisting determination letter from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) due to the Company not regaining compliance with the $1.00 per share bid price requirement prior to the end of its grace period. Accordingly, on January 25, 2023, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”). That hearing was held on March 9, 2023.

On March 22, 2023, the Company received a written decision from the Panel granting its request for continued listing on Nasdaq, subject to the condition that, on May 5, 2023, the Company will have demonstrated compliance with the Bid Price Requirement, as set forth in Listing Rule 5550(a)(2), by evidencing a closing price of $1.00 or more per share for a minimum of 10 consecutive trading days. The Panel noted that the Company should be afforded time to implement its compliance plan in light of the fact that the Company has already initiated the process to complete the reverse split and given the short duration of the exception period requested.

Further, the Company is currently deficient with the Market Value of Listed Securities (“MVLS”) requirement, as set forth in Nasdaq Listing Rule 5550(b)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Company has been afforded 180 calendar days, or until June 26, 2023, to regain compliance. The Company is working to regain compliance with the MVLS requirement as soon as possible.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 24th day of March 2023.

Orbital Infrastructure Group, Inc.
(Registrant)

By:	/s/ William J. Clough
William J. Clough Executive Chairman and CLO